Exhibit 99.1

News Release	Chesapeake Granite Wash Trust

FOR IMMEDIATE RELEASE

DECEMBER 5, 2011

CHESAPEAKE GRANITE WASH TRUST ANNOUNCES

INITIAL TWO MONTH DISTRIBUTION OF $0.58 PER UNIT

AUSTIN, TEXAS, DECEMBER 5, 2011 – Chesapeake Granite Wash Trust (NYSE:CHKR) (the “Trust”) announced today that its distribution for the period from July 1, 2011 through August 31, 2011 will be $0.58 per unit, which will be paid on December 28, 2011 to unitholders of record at the close of business on December 15, 2011.

During the two-month period ended August 31, 2011, sales volumes and realized prices were higher than estimated in the Prospectus dated November 10, 2011 relating to the initial public offering of the common units of the Trust, resulting in an approximate 7% higher distribution per unit over the target distribution of $0.54 per unit listed in the Prospectus. The following table provides sales volumes, realized prices and revenue attributable to the Trust’s royalty interests, expenses of the Trust and distributable income available to unitholders for the period from July 1, 2011 to August 31, 2011.

Sales volumes
Oil (mbbl)	133
Natural gas liquids (mbbl)	225
Natural gas (mmcf)	2,172
Total oil equivalent volumes (mboe)	720

Average price received per production unit(1)
Oil	$88.26
Natural gas liquids	$46.65
Natural gas	$3.26

Revenue less production taxes (in thousands)	$28,428
Expenses (in thousands)	$1,256

Distributable income available to unitholders (in thousands)	$27,172

Distributable income per unit (46,750,000 units issued and outstanding)	$0.58

(1)	Includes the effect of certain marketing, gathering and transportation deductions.

Due to the timing of the payment of production proceeds to the Trust, future quarterly distributions will generally include royalties attributable to sales of oil, natural gas liquids and natural gas for three months, including the first two months of the quarter just ended and the last month of the prior quarter.

TRUSTEE CONTACT INFORMATION:	CHESAPEAKE GRANITE WASH TRUST
Bank of New York Mellon Trust Company, N.A. Michael Ulrich 800-852-1422 michael.ulrich@bnymellon.com	919 Congress Avenue Suite 500 Austin, TX 78701

The Trust was formed by Chesapeake Energy Corporation (NYSE:CHK) (“Chesapeake”) in June 2011 and owns royalty interests in certain oil and natural gas properties in the Colony Granite Wash play in Washita County, Oklahoma. The Trust is entitled to receive proceeds from the sale of production attributed to the royalty interests. As described in the Prospectus, the amount of Trust revenues and the quarterly distributions to Trust unitholders will fluctuate from quarter to quarter, depending on the timing of initial sales from the development wells drilled by Chesapeake in which the Trust receives an interest, the sales volume of oil, natural gas liquids and natural gas attributable to the Trust’s royalty interests and the prices received for such sales, amounts realized and paid under the Trust’s hedging arrangements and the amount of the Trust’s administrative expenses, among other factors.

Conference Call Information

Chesapeake will host a conference call to discuss the results on Tuesday, December 6, 2011 at 9:00 am EST. The telephone number to access the conference call is 913-312-9308 or toll-free 888-204-4317. The passcode for the call is 4176937. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EST on Tuesday, December 6, 2011 and will run through midnight Tuesday, December 20, 2011. The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 4176937.

The conference call will also be webcast live on the Trust’s website at www.chkgranitewashtrust.com in the “Investors” section of the website. The webcast of the conference call will be available on the Trust’s website for one year.

ABOUT CHESAPEAKE GRANITE WASH TRUST:

Chesapeake Granite Wash Trust is a Delaware statutory trust formed by Chesapeake Energy Corporation to own certain royalty interests in oil, natural gas liquids and natural gas wells in Washita County, Oklahoma producing from the Colony Granite Wash play within the broader Granite Wash formation of the Anadarko Basin. The common units do not represent interests in and are not obligations of Chesapeake Energy Corporation. The common units are listed on the New York Stock Exchange under the symbol CHKR. Further information is available at www.chkgranitewashtrust.com where Chesapeake Granite Wash Trust routinely posts announcements, updates, investor information and news releases.

ABOUT CHESAPEAKE ENERGY CORPORATION:

Chesapeake Energy Corporation is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippi Lime, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara, Three Forks/Bakken and Utica unconventional liquids plays. The company has also vertically integrated its operations and owns substantial midstream, compression, drilling, trucking, pressure pumping and other oilfield service assets directly and indirectly through its subsidiaries Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM). Chesapeake’s stock is listed on the New York Stock Exchange under the symbol CHK. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

Pursuant to IRC Section 1446, withholding tax on income effectively connected to a U.S. trade or business allocated to foreign partners should be made at the highest marginal rate. Under Section 1441, withholding tax on fixed, determinable, annual, periodic income from U.S. sources allocated to foreign partners should be made at 30% of gross income unless the rate is reduced by treaty. This release is intended to be a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b) by Chesapeake Granite Wash Trust, and while specific relief is not specified for Section 1441 income, this disclosure is intended to suffice. Nominees and brokers should withhold 35% of the distribution made to foreign partners.

This news release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this news release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the amount and date of any anticipated distribution to unit holders. The anticipated distribution is based, in part, on the amount of cash received or expected to be received by the Trust from Chesapeake with respect to the relevant quarterly period. Any differences in actual cash receipts by the Trust could affect this distributable amount. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Neither Chesapeake nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this news release. An investment in common units issued by Chesapeake Granite Wash Trust is subject to the risks described in the Trust’s Prospectus filed November 14, 2011 with the Securities and Exchange Commission. The Prospectus and the Trust’s annual, quarterly and other filed reports are or will be available at the SEC’s website at http://www.sec.gov.